Exhibit 5.1

Becker & Poliakoff, LLP 45 Broadway, 17th Floor New York, New York 10006 Phone: (212) 599-3322 Fax: (212) 557-0295

November 10, 2021

Mana Capital Acquisition Corp.

8 The Green

Suite #12490

Dover, DE 19901

Re:	Form S-1 Registration Statement (SEC File 333-260360) Public Offering of Units

Ladies and Gentlemen:

We have acted as counsel to Mana Capital Acquisition Corp., a Delaware (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) (SEC File No.: 333-260360) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), covering an underwritten public offering of: (i) 7,130,000 units, including up to 930,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement, as defined below (the “Units”), with each Unit consisting of: (a) one share of the Company’s Common Stock, par value $0.00001 (the “Common Stock”); (b) one-half of one redeemable warrant (collectively the “Warrants”), each whole Warrant entitling its holder to purchase one share of Common Stock; and (c) one right to receive one-seventh of one share of Common Stock (collectively, the “Rights”); (ii) all shares of Common Stock, Warrants and Rights issued as part of the Units; (iii) all shares of Common Stock issuable upon exercise of the Warrants included in the Units; and (iv) all shares of Common Stock issuable upon conversion of the Rights included in the Units.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of laws of the State of Delaware and the State of New York law set forth below.

Based on the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. When the Registration Statement becomes effective under the Act and when the Units are issued, delivered and paid for as contemplated by the Underwriting Agreement between the Company and the Representative (the “Underwriting Agreement”) and the Registration Statement, assuming the due authorization, execution and delivery of the Units by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its respective terms.

2. When the Registration Statement becomes effective under the Act, the Amended and Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware, and when the shares of Common Stock underlying the Units are issued, delivered and paid for as contemplated by the Underwriting Agreement and the Registration Statement, each of the shares of Common Stock underlying the Units will be duly and validly issued, fully paid and non-assessable.

November 10, 2021

Mana Capital Acquisition Corp.

3.  When the Registration Statement becomes effective under the Act and when the Warrants included in the Units are issued, delivered and paid for as contemplated by the Underwriting Agreement and the Registration Statement, assuming the due authorization, execution and delivery of the Warrants by Continental Stock Transfer & Trust Company as the Warrant Agent, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.  When the Registration Statement becomes effective under the Act and when the Underwriting Agreement and the warrant agreement between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) have been duly executed and delivered by the respective parties thereto, and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Common Stock issuable upon exercise of such Warrants, when sold, paid for and issued upon exercise of the Warrants and upon receipt of payment of the exercise price thereof in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

5. When the Registration Statement becomes effective under the Act and when the Rights included in the Units are issued, delivered and paid for as contemplated by the Underwriting Agreement and the Registration Statement, assuming the due authorization, execution and delivery of the Rights by Continental Stock Transfer & Trust Company, as the Rights Agent, the Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.  When the Registration Statement becomes effective under the Act and when the Underwriting Agreement and the rights agreement between the Company and Continental Stock Transfer & Trust Company (the “Rights Agreement”) have been duly executed and delivered by the respective parties thereto, and the Rights have been duly executed by the Company and duly countersigned by the Rights Agent in accordance with the terms of the Rights Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Common Stock issuable upon conversion of such Rights, when issued upon conversion of the Rights in accordance with the terms of the Rights Agreement and as contemplated by the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and (ii) by applicable bankruptcy, insolvency, receivership, liquidation, reorganization, moratorium, and other similar laws affecting creditors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all applicable judicial and regulatory determinations, and (ii) all applicable the laws of the State of New York, in each case, as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

November 10, 2021

Mana Capital Acquisition Corp.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s securities and corporate legal counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours, /s/ Becker & Poliakoff LLP Becker & Poliakoff LLP